UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2006

Website Pros, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12735 Gran Bay Parkway West, Building 200, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 1, 2006, Website Pros, Inc. (the “Company”) entered into Amendment Number Three to Partnership Agreement (“Amendment No. 3”) with Discover Financial Services LLC (“Discover”), pursuant to which the Company and Discover amended the Partnership Agreement dated as of November 3, 2003 (as previously amended on December 2004 and September 2, 2005, the “Agreement”). Pursuant to Amendment No. 3, the term of the Agreement has been extended until November 3, 2007. Additionally, the Company and Discover have deleted certain minimum co-branding elements as set forth on Exhibit C to the Agreement, and added SmartClicks Products to the list of products governed by net collected margin revenue share calculations, as set forth on Exhibit D to the Agreement. The balance of the Agreement remains in full force and effect.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.14	Amendment Number Three to Partnership Agreement, by and between Website Pros, Inc. and Discover Financial Services LLC, dated November 1, 2006. †

†	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and this exhibit has been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSITE PROS, INC.
(Registrant)
Date: November 7, 2006	/s/ Kevin Carney
Kevin Carney, Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.14	Amendment Number Three to Partnership Agreement, by and between Website Pros, Inc. and Discover Financial Services LLC, dated November 1, 2006. †

†	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and this exhibit has been filed separately with the SEC.